Exhibit 10.5

WAIVER AND AGREEMENT REGARDING AVAILABILITY RESERVES

THIS WAIVER AND AGREEMENT REGARDING AVAILABILITY RESERVES (this “Agreement”) is entered into as of April 10, 2020, by and among Texas Capital Bank, National Association (“Lender”), and Vintage Stock, Inc. (“Borrower”).

RECITALS

A.

WHEREAS, Lender and Borrower have previously entered into that certain Loan Agreement dated November 3, 2016 (as has been and may be further amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which the Lender has made certain financial accommodations available to the Borrower.

B.

WHEREAS, Borrower and Vintage Stock Affiliated Holdings, LLC (collectively with Borrower, the “Term Loan Parties”) have previously entered into that certain Amended and Restated Credit Agreement dated June 7, 2018 (as may be further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which Comvest Capital IV, L.P., acts in the capacity administrative agent for the lenders party to the Credit Agreement (in such capacity, “Term Agent”).

C.

WHEREAS, the following Events of Default have occurred under the Loan Agreement: (1) Borrower has failed to maintain the required Fixed Charge Coverage Ratio for one or more months ending on or before March 31, 2020 as required by Section 5.16 of the Loan Agreement (individually or collectively, the “Financial Covenant Default”); (2) a material change has been made in the character of Borrower’s business in violation of Section 5.06 of the Loan Agreement as a result of closures of a substantial number of Borrower’s stores; and (3) Borrower has discontinued its usual business by closing a substantial number of Borrower’s stores, which constitutes an Event of Default under Section 6.01(g) of the Loan Agreement (the Events of Default under clauses (2) and (3) preceding are the “COVID-19 Related Events of Default”, and together with the Financial Covenant Default are collectively, the “Cumulative Defaults”).

D.

WHEREAS, the “Specified Events of Default”, as defined in that certain Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Management Fee Subordination Agreement and First Amendment to Limited Guaranty dated on or about the date hereof (the “Limited Waiver”) among Term Agent, Term Loan Parties, and the other persons party thereto, have occurred and are continuing.

E.	WHEREAS, under the Limited Waiver, the Term Agent and Lenders (as defined in the Limited Waiver) (collectively, the “Comvest Parties”) have agreed to waive the Specified Events of Default.
F.	WHEREAS, the Specified Events of Default constitute Events of Default under the Loan Agreement.
G.	WHEREAS, the Borrower has requested that the Lender waive the Cumulative Defaults and the Specified Events of Default.
H.

WHEREAS, the parties hereto are entering into this Agreement with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being modified by the terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

2.	Waiver of Financial Covenant. Subject to the satisfaction of the conditions precedent set forth in Section 8 below, Lender hereby waives the Financial Covenant Default.
3.

Conditional Waiver of COVID-19 Related Events of Default. Subject to the satisfaction of the conditions precedent set forth in Section 8 below, Lender hereby waives the COVID-19 Related Events of Default, provided, that if the Loan Parties have not commenced ordinary course business operations on or prior to July 31, 2020, as determined by Lender in Lender’s Discretion, the foregoing conditional waiver shall be immediately revoked, and the COVID-19 Related Events of Default shall be continuing retroactive to the date the first COVID-19 Related Event of Default occurred. For purposes hereof, “Lender’s Discretion” shall mean the Lender’s determination made in the exercise of commercially reasonable (from the perspective of a secured lender) credit or business judgment.

4.

Prospective Waiver of Fixed Charge Coverage Ratio. Subject to the satisfaction of the conditions precedent set forth in Section 8 below, Lender hereby waives any testing of the Fixed Charge Coverage Ratio through the June 30, 2020 testing date.

5.

Waiver of Specified Events of Default. Subject to the satisfaction of the conditions precedent set forth in Section 8 below, Lender hereby waives, to the extent the Specified Events of Default constitute Events of Default under the Loan Agreement after giving effect to the waiver received by the Borrower from the Comvest Parties, the Specified Events of Default, provided, however, to the extent that the Limited Waiver constitutes a conditional waiver of such defaults, this waiver shall be conditional and shall be revoked on the same terms and conditions as in the Limited Waiver.

6.

Acknowledgment. Borrower acknowledges and agrees that the foregoing waivers pursuant to Sections 2-5 relate solely to the Cumulative Defaults and the Specified Events of Default and that this Agreement shall not relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Loan Agreement and the other loan documents or from the consequences of any other Event of Default that may now exist or hereafter arise.

7.

Availability Reserves. Lender hereby agrees that it will not implement Availability Reserves, provided, however, that Lender’s agreement in this Section 7 shall automatically terminate upon the earliest of (a) May 31, 2020, (b) April 22, 2020, unless an equity contribution (in the form of cash common equity or preferred stock on terms and conditions reasonably satisfactory to Lender) has then been made to Borrower after the date hereof in cash in an amount not less than $1,000,000, (c) the date any Default or Event of Default (other than those hereby waived) occurs, or (d) the date Borrower fails to comply with any provision of the Limited Waiver, the Amended Credit Agreement (as defined in the Limited Waiver), or any other Loan Document (as defined in the Amended Credit Agreement).

8.	Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the prior or concurrent consummation of the following conditions:

(a)Other than with respect to the Cumulative Defaults and the Specified Events of Default, the representations and warranties contained herein and in the Loan Agreement must be true and correct;

(b)Lender shall have received a copy of this Agreement executed by the Borrower;

(c)Lender shall have received a copy of fully executed Limited Waiver in form and substance reasonably satisfactory to the Lender; and

(d)The Borrower shall have paid all of the Lender’s reasonable and documented out-of-pocket expenses and, to extent required under the Loan Agreement, all other fees required to be paid in connection with this Agreement.

9.

Representations and Warranties. Borrower represents, warrants and covenants that the execution, delivery and performance of this Agreement, and the transactions contemplated hereunder, are all within the Borrower’s powers, have been duly authorized and do not and will not: (i) contravene the terms of the

Borrower’s organization documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Laws.

10.

Release. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE LENDER AND EACH OF ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED THAT BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY OF THE LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR ANY OF THE OTHER SECURITY INSTRUMENTS, AND/OR THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

11.

Continuing Effect.  Except as expressly set forth in Sections 2-7 of this Agreement, nothing in this Agreement shall constitute a modification or alteration of the terms, conditions or covenants of the Loan Agreement, or a waiver of any other terms or provisions thereof, and the Loan Agreement shall remain unchanged and shall continue in full force and effect.

12.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
13.

Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other similar method of electronic transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

Exhibit 10.5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:/s/ Terri Sandridge

Name:Terri Sandridge

Title:Vice President, Corporate Banking-ABL

BORROWER:

VINTAGE STOCK, INC.

By: /s/ Rodney Spriggs

Name: Rodney Spriggs

Title: CEO and President

Signature page to Waiver Agreement